Exhibit 10.1

UAP HOLDING CORP.

DIRECTORS DEFERRED COMPENSATION PLAN

1.	PURPOSE OF PLAN

The purpose of this Plan is to promote the success of the Corporation and the interests of its stockholders by providing members of the Board who are not officers or employees of the Corporation or one of its Subsidiaries an opportunity to acquire an ownership interest in the Corporation and more closely aligning the interests of such Board members and stockholders.

2.	DEFINITIONS

Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

“Administrator” shall mean the Compensation Committee of the Board, which shall administer this Plan in accordance with Section 8 of this Plan.

“Award Date” shall mean the date the Corporation grants an award of Stock Units to a Director under Section 4.2 hereof.

“Beneficiary” or “Beneficiaries” as to a Director shall mean the duly appointed and currently acting personal representative of the Director’s estate (which shall include either the Director’s probate estate or living trust). In any case where there is no such personal representative of the Director’s estate duly appointed and acting in that capacity within ninety (90) days after the Director’s death (or such extended period as the Administrator determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed one hundred eighty (180) days after the Director’s death), then the Director’s Beneficiary shall be deemed to be the person or persons who can verify by court order that they are legally entitled to receive the benefits specified hereunder. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Administrator shall have the right, exercisable in its reasonable discretion, to cause the Corporation to withhold such payments until this matter is resolved to the Administrator’s reasonable satisfaction. The payment of benefits under this Plan to a Beneficiary shall fully and completely discharge the Corporation, its Subsidiaries and the Administrator from all further obligations under this Plan with respect to the Director.

“Board of Directors” or “Board” shall mean the Board of Directors of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the common stock of the Corporation, par value $0.001 per share, subject to adjustment pursuant to Section 6 of this Plan.

“Compensation” shall mean the amount of all compensation, including periodic retainer fees and meeting fees, payable to a Director for services as a member of the Board with respect to a particular Plan Year that, but for any deferral election made by such Director under this Plan, would have been payable in cash to such Director, as determined by the Administrator.

“Corporation” shall mean UAP Holding Corp., a Delaware corporation, and any successor corporation.

“Company Contribution Account” shall mean the bookkeeping account maintained by the Corporation on behalf of each Director that is credited with Stock Units in accordance with Section 5.1.2 and Dividend Equivalents thereon in accordance with Section 5.2.

“Deferral Account” shall mean the bookkeeping account maintained by the Corporation on behalf of each Director that elects to defer his or her Compensation under this Plan and is credited with Stock Units in accordance with Section 5.1.1 and Dividend Equivalents thereon in accordance with Section 5.2.

“Director” shall mean a member of the Board who is not an officer or employee of the Corporation or one of its Subsidiaries.

“Dividend Equivalent” shall mean the amount of cash dividends or other cash distributions paid by the Corporation on that number of shares of Common Stock equal to the number of Stock Units credited to a Director’s Stock Unit Account as of the applicable record date for the dividend or other distribution, which amount shall be credited in the form of additional Stock Units to the Director’s Stock Unit Account, as provided in Section 5.2.

“Effective Date” shall mean the date this Plan is adopted by the Board of Directors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ National Market Reporting System (the “National Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the National Market on that date, the last price for a share of Common Stock as furnished by the NASD through the National Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price for a share of Common Stock as furnished by the NASD through the National Market available on the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the National Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the National Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

“Long-Term Incentive Plan” shall mean the UAP Holding Corp. 2004 Long-Term Incentive Plan, as amended from time to time.

“Plan” shall mean this UAP Holding Corp. Directors Deferred Compensation Plan as set forth herein and as amended from time to time.

“Plan Year” shall mean the Corporation’s fiscal year, provided that the first Plan Year shall commence with the Corporation’s second quarter of fiscal 2006 and end with the last day of fiscal 2006.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock Unit” shall mean a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to Section 6) solely for purposes of this Plan.

“Stock Unit Account” shall refer collectively to a Director’s Deferral Account and Company Contribution Account (if any).

“Subsidiary” shall mean each corporation, which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Corporation is a component member.

“Termination Date” with respect to a Director shall mean, except as otherwise expressly provided herein, the first date that the Director is no longer a member of the Board of Directors.

“Total Disability” shall mean a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code.

“Trust” shall mean a grantor trust maintained under the terms of the related Trust Agreement.

“Trust Agreement” shall mean a trust agreement entered into by and between the Corporation and the related Trustee with respect to this Plan, as amended from time to time.

“Trustee” shall mean the entity, which has entered into the related Trust Agreement as trustee of the Trust thereunder, and any duly appointed successor.

3.	PARTICIPATION

Directors will be eligible to defer all or a portion of their Compensation in accordance with Section 4.1. Notwithstanding anything else contained in this Plan to the contrary, the Administrator may, at any time and in its sole discretion, terminate the ability of a Director to defer additional amounts under Section 4.1.

4.	CONTRIBUTIONS

4.1	Elections to Defer Compensation.

4.1.1

Amount and Timing of Deferrals. Subject to Section 3 above, a Director may elect to defer any percentage or dollar amount of his or her Compensation with respect to a Plan Year up to 100% of the amount of such Compensation; provided, however, that such Director must file a

Compensation deferral election with the Administrator, on a form and in a manner prescribed by the Administrator, by December 31 preceding the Plan Year with respect to which such election is effective or such earlier deadline as may be established by the Administrator with respect to such Plan Year. Notwithstanding the foregoing sentence, (1) for the first Plan Year under this Plan, a Director may file a Compensation deferral election with respect to such Plan Year no later than May 27, 2005, and (2) as to any newly elected or appointed Director, such Director may file a Compensation deferral election with respect to the Plan Year in which such Director first serves as a member of the Board no later than the 30th day following the first day such Director serves as a member of the Board; provided that in the case of a deferral election made pursuant to the foregoing clause (2), such deferral election shall become effective on the first day of the next fiscal quarter of the Corporation that occurs after the date such election is filed with the Administrator and shall continue in effect through the end of the applicable Plan Year.

4.1.2	Duration of Compensation Deferral Election. Any Compensation deferral election made under this Section 4.1 shall be irrevocable and shall apply only to the Compensation payable with respect to the Plan Year to which the election relates.

4.2	Company Contributions. The Corporation may determine at any time, in its sole and complete discretion, to grant an award of Stock Units with respect to a Plan Year to one or more Directors under this Plan. Any Stock Units awarded under this Section 4.2 shall be awarded under the Long-Term Incentive Plan and credited to the Director’s Company Contribution Account. As to such Stock Units, this Plan is subject to and shall be construed consistently with the applicable terms of the Long-Term Incentive Plan. Nothing contained in this Section 4.2 shall be deemed to impose or constitute any obligation on the Administrator, the Corporation or any Subsidiary to make any award hereunder.

5.	STOCK UNIT ACCOUNTS

5.1	Crediting of Stock Units. The Administrator shall establish and maintain a Deferral Account for each Director who has elected under Section 4.1.1 to defer a portion of his or her Compensation and a Company Contribution Account for each Director who has received an award of Stock Units under Section 4.2.

5.1.1	Deferrals. On or as soon as administratively practical after the date Compensation a Director has elected to defer under Section 4.1.1 would otherwise have been paid to the Director but for such deferral, the Administrator shall credit such Director’s Deferral Account with a number of Stock Units determined by dividing the amount of such Compensation deferred by the Director to this Plan by the Fair Market Value of a share of Common Stock as of such crediting date.

5.1.2	Company Contributions. As of the Award Date, the Administrator shall credit the Director’s Company Contribution Account with the number of Stock Units subject to the particular award.

5.1.3	Subaccounts. The Administrator shall establish separate subaccounts under a Director’s Stock Unit Account as necessary or advisable to separately account for Stock Units that are subject to different vesting schedules or different distribution elections.

5.2	Dividend Equivalents. As of the date on which the Corporation pays a dividend on its Common Stock (the “Dividend Payment Date”), the Director’s Stock Unit Account shall be credited with additional Stock Units equal in number to (i) the amount of the Dividend Equivalents representing cash dividends paid on that number of shares equal to the aggregate number of Stock Units in the Director’s Stock Unit Account at the start of business as of the relevant dividend record date, divided by (ii) the Fair Market Value of a share of Common Stock as of the Dividend Payment Date.

5.3	Account Not Funded; No Stockholder Rights. A Director’s Stock Unit Account shall be a memorandum account on the books of the Corporation. The Stock Units credited to a Director’s Stock Unit Account shall be used solely as a device for the determination of the number of shares of Common Stock to be eventually distributed to such Director in accordance with this Plan. The Stock Units shall not be treated as property or (subject to Section 9.2) as a trust fund of any kind. No Director shall be entitled to any voting or other stockholder rights with respect to Stock Units granted or credited under this Plan. The number of Stock Units credited (and the Common Stock to which the Director is entitled under this Plan) shall be subject to adjustment in accordance with Section 6 of this Plan.

5.4	Reduction in Stock Units. A Director’s Stock Unit Account shall be reduced by the number of Stock Units with respect to which payment, distribution or a withdrawal is made, or which are extinguished.

5.5	Vesting of Stock Units.

5.5.1	Deferral Account. Stock Units credited to a Director’s Deferral Account (and any Dividend Equivalents credited thereon) are 100 percent vested at all times.

5.5.2

Company Contribution Account. The Stock Units credited to a Director’s Company Contribution Account shall vest as provided by the Administrator at the time of grant of the Stock Units. Any vesting schedule will typically require continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Stock Units and the rights and benefits under this Plan. Except as may otherwise be expressly provided by the Administrator, service for only a portion of the vesting period, even if a substantial portion, will not entitle the Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 5.6 below.

5.5.3	Dividend Equivalents. Stock Units credited as Dividend Equivalents to a Participant’s Stock Unit Account shall vest at the same time as the Stock Units to which they relate.

5.6	Effect of Termination of Service.

5.6.1	Termination of Service Generally. Except as provided in Section 5.6.3, the Director’s Stock Units shall be extinguished to the extent such Stock Units have not become vested prior to and do not vest upon the Director’s Termination Date, regardless of the reason for the termination of the Director’s service.

5.6.2	Termination of Stock Units. If any Stock Units are extinguished hereunder, such unvested, extinguished Stock Units shall, without payment of any consideration by the Corporation, automatically terminate and be cancelled without any other action by the Director, or the Director’s Beneficiary, as the case may be.

5.6.3	Subsequent Employment of Director. Notwithstanding the foregoing, if the Director ceases to be a member of the Board (regardless of the reason) but, immediately thereafter, is employed by the Corporation or one of its Subsidiaries, the Director’s Termination Date shall not be the date the Director ceases to be a member of the Board but instead shall be the last day that the Director is either or both (1) a member of the Board and/or (2) employed by the Corporation or a Subsidiary.

6.	ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK

Upon the occurrence of an Event (as defined below), the Administrator shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Stock Units credited under this Plan to the extent necessary to preserve the intended level of benefits (but without duplication of benefits if Dividend Equivalents are credited with respect to the Event). If an Event shall occur and any Stock Units have not been fully vested and paid upon such Event or prior thereto, such Stock Units may become payable in securities or other consideration (the “Restricted Property”) rather than in the Common Stock otherwise payable in respect of such Stock Units. Such Restricted Property shall become payable at such time or times (if any) as the related Stock Units become payable in accordance with this Plan and shall be subject to the same vesting conditions as such related Stock Units. Notwithstanding the foregoing, to the extent that the Restricted Property includes any cash, the commitment hereunder shall become an unsecured promise to pay an amount equal to such cash (with earnings attributable thereto as if such amount had been invested, pursuant to policies established by the Administrator, in interest bearing, FDIC insured (subject to applicable insurance limits) deposits of a depository institution selected by the Administrator) at such times and in such proportions as the related Stock Units become payable in accordance with this Plan. Notwithstanding the foregoing, the Stock Units and any Common Stock or other securities or property payable in respect of the Stock Units shall continue to be subject to proportionate and equitable adjustments (if any) under this Section 6 consistent with the effect of such events on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited), as the Administrator determines to be necessary or appropriate, and in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights payable in respect of Stock Units granted under this Plan. For purposes of this Section 6, “Event” means a liquidation, dissolution, merger, consolidation, or other combination or reorganization or exchange of shares of Common Stock, or a recapitalization, reclassification, stock split, stock dividend, reverse stock split, extraordinary dividend or other distribution (including a split up or a spin off of the Corporation or any significant Subsidiary), or a sale or other distribution of all or substantially all the business or assets of the Corporation as an entirety.

7.	DISTRIBUTIONS

7.1	Payment Generally. Except as provided below in this Section 7.1, Stock Units credited to a Director’s Stock Unit Account, to the extent such Stock Units are then vested, shall be distributed to the Director in the form of an equivalent number of whole shares of Common Stock upon or as soon as administratively practical following the Director’s Termination Date. The Administrator shall have discretion to pay Stock Units attributable to Dividend Equivalents in cash. Fractional share interests shall be disregarded but may be cumulated or, in the Administrator’s discretion, paid in cash. Shares of Common Stock delivered in payment of Stock Units credited to Directors’ Company Contribution Accounts shall be charged against the applicable share limits of the Long-Term Incentive Plan. The Board has authorized the delivery of a maximum of 100,000 shares of Common Stock (subject to adjustment pursuant to Section 6) with respect to Stock Units credited to Directors’ Deferral Accounts. To the extent that all such authorized shares (plus any additional shares of Common Stock that the Board may from time to time authorize for delivery with respect to Stock Units credited to Deferral Accounts under this Plan) have been used in payment of such Stock Unit obligations under this Plan, the Administrator shall satisfy any remaining Deferral Account Stock Unit obligations in cash. To the extent that any Stock Unit is to be paid in cash pursuant to this Section 7.1, the amount of any cash payment made pursuant to this Section 7.1 with respect to such Stock Unit shall equal the most recent Fair Market Value of a share of Common Stock as of the date of payment. The Director’s Stock Unit Account will continue to be credited with Dividend Equivalents pursuant to Section 5.2, until the number of Stock Units credited to his or her Stock Unit Account (after reduction pursuant to Section 5.4) reaches zero.

7.2	Death of Director. In the event that a former Director dies before receiving payment of his or her vested Stock Units under this Plan, the balance of the Director’s vested Stock Units shall be paid to the Director’s Beneficiary, in the form of a lump sum payment, as soon as administratively practical after the date the Corporation is notified of the Director’s death.

7.3	Distributions for Unforeseeable Emergencies.

7.3.1	General. A Director (or former Director) may request a distribution for an Unforeseeable Emergency (as defined below). Such distribution for an Unforeseeable Emergency shall be subject to approval by the Administrator and may be made only from vested Stock Units credited to such Director’s Stock Unit Account and only to the extent necessary to satisfy such emergency (plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution) after taking into account the extent to which the hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise or (2) by liquidation of the Director’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

7.3.2	Definition of Unforeseeable Emergency. For purposes of this Section 7.3, an “Unforeseeable Emergency” shall mean a severe financial hardship to the Director resulting from (i) an illness or accident of the Director, the Director’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Director, (ii) loss of the Director’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, all as determined by the Administrator in its sole discretion.

7.4	Inability to Locate Director. In the event that the Administrator is unable to locate a Director or Beneficiary within two years following the Director’s Termination Date, or if later, within two years following the date on which benefits hereunder are to commence, the amount allocated to the Director’s Stock Unit Account shall be forfeited. If, after such forfeiture, the Director or Beneficiary later claims such benefits, such benefits shall be reinstated without interest or Dividend Equivalents.

8.	ADMINISTRATION

8.1	Administrator. The Administrator shall be appointed by, and serve at the pleasure of, the Board. The number of members comprising the Administrator shall be determined by the Board, which may from time to time vary the number of members. A member of the Administrator may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Administrator shall be filled promptly by the Board.

8.2

Administrator Action. The Administrator shall act at meetings by affirmative vote of a majority of the members of the Administrator. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Administrator and such written consent is filed with the minutes of the proceedings of the Administrator. A member of the Administrator shall not vote or act upon any matter which relates solely to himself or herself as a Director. The Chairman or any other member or members of the Administrator designated by the Chairman may execute any certificate or other written direction on behalf of the Administrator.

8.3	Powers and Duties of the Administrator. The Administrator, on behalf of the Directors and their Beneficiaries, shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(a) To construe and interpret the terms and provisions of this Plan;

(b) To compute and certify to the Corporation or any Trustee the amount and kind of benefits payable to Directors and their Beneficiaries, and to determine the time and manner in which such benefits are paid;

(c) To maintain all records that may be necessary for the administration of this Plan;

(d) To provide for the disclosure of all information and the filing or provision of all reports and statements to Directors, Beneficiaries or governmental agencies as shall be required by law;

(e) To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan as are not inconsistent with the terms hereof;

(f) To appoint a Plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of this Plan as the Administrator may from time to time prescribe;

(g) To authorize all disbursements by the Corporation or any Trustee pursuant to this Plan and any Trust; and

(h) To direct each Trustee concerning the performance of various duties and responsibilities under the related Trust.

8.4	Construction and Interpretation. The Administrator shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Corporation and any Director or Beneficiary. The Administrator shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to this Plan.

8.5	Information. To enable the Administrator to perform its functions, the Corporation shall supply full and timely information to the Administrator on all matters relating to the compensation of all Directors, their death or other cause of termination of service, and such other pertinent facts as the Administrator may require.

8.6	Compensation, Expenses and Indemnity.

8.6.1	No Compensation. The members of the Administrator shall serve without compensation for their services hereunder.

8.6.2	Legal Counsel; Administrative Expenses. The Administrator is authorized at the expense of the Corporation to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of this Plan shall be paid by the Corporation.

8.6.3	Indemnification. To the extent permitted by applicable state law, the Corporation shall indemnify and save harmless the Administrator and each member thereof, the Board of Directors and any delegate of the Administrator who is an employee of the Corporation against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to this Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Corporation or provided by the Corporation under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

8.7	Annual Statements. Under procedures established by the Administrator, a Director shall receive a statement with respect to such Director’s Stock Unit Accounts on no less than an annual basis.

9.	MISCELLANEOUS

9.1	Unsecured General Creditor. Directors and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Corporation or any of its Subsidiaries. No assets of the Corporation or any Subsidiary shall be held under any trust (except as provided in Section 9.2), or held in any way as collateral security for the fulfilling of the obligations of the Corporation under this Plan. Any and all of the assets of the Corporation and its Subsidiaries shall be, and remain, the general unpledged, unrestricted assets of each such entity. The Corporation’s obligations under this Plan shall be merely that of an unfunded and unsecured promise of the Corporation to pay money in the future to those persons to whom the Corporation has a benefit obligation under this Plan (as determined in accordance with the terms hereof), and the respective rights of the Directors and Beneficiaries shall be no greater than those of unsecured general creditors.

9.2

Trust Arrangement. Notwithstanding Section 9.1, the Corporation may at any time transfer assets representing all or any portion of a Director’s Stock Unit Accounts to a Trust to be held and invested and reinvested by the Trustee pursuant to the terms of the Trust Agreement. However, to the extent provided in the Trust Agreement only, such transferred amounts shall remain subject to the claims of general creditors of the Corporation. To the extent that assets representing a Director’s Stock Unit Accounts are held in a Trust when his or her benefits under this Plan become payable, the Corporation may direct the Trustee to pay such benefits to the Director from the assets of the Trust.

9.3	Restriction Against Assignment. The Corporation shall pay all amounts payable hereunder only to the person or persons designated by this Plan and not to any other person or corporation. No part of a Director’s Stock Unit Accounts shall be liable for the debts, contracts, or engagements of any Director, his or her Beneficiary, or successors in interest, nor shall a Director’s Stock Unit Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Director, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from this Plan, voluntarily or involuntarily, the Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Director, Beneficiary or successor in interest in such manner as the Administrator shall direct.

9.4	Withholding.

9.4.1	Deferrals. The Corporation may, in its reasonable discretion, satisfy the minimum amount of any state or federal tax withholding obligation with respect to any Compensation deferred under this Plan by either (a) deducting such amounts from any compensation payable by the Corporation to the Director, or (b) reducing the Director’s deferral amount by the amount necessary to satisfy such minimum withholding obligation.

9.4.2	Company Contributions. The Corporation may, in its reasonable discretion, satisfy the minimum amount of any state or federal tax withholding obligation with respect to the vesting of Stock Units credited to the Director’s Company Contribution Account by either (a) deducting such amounts from any compensation payable by the Corporation to the Director, or (b) reducing the vested portion of the Director’s Company Contribution Account by the amount necessary to satisfy such minimum withholding obligation.

9.4.3

Distributions. There shall be deducted from each payment or distribution made under this Plan, or any other compensation payable to the Director (or Beneficiary), at least the minimum amount of all taxes which are required to be withheld by the Corporation in respect to such payment or distribution or this Plan. The Corporation shall have the right to reduce any payment or distribution (or other compensation) by the amount of cash and/or shares of Common Stock sufficient to provide such minimum amount of said taxes. To the extent that any shares of Common Stock are withheld, the determination of the appropriate number of shares required to satisfy all or a portion of any such tax will be based on the Fair Market Value of a share of Common Stock on the day prior to the date of distribution. If the Corporation, for any reason, elects not to (or cannot) satisfy the withholding obligation from the amounts otherwise payable or the shares of Common Stock otherwise distributable under this Plan, the Director shall pay or provide for payment in cash of the amount of any taxes which the Corporation may be required to withhold with respect to the benefits hereunder.

9.5	Amendment, Modification, Suspension or Termination. The Board or the Administrator may amend, modify, suspend or terminate this Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Director’s Stock Unit Account. In the event that this Plan is terminated, the amounts credited to a Director’s Stock Unit Account shall be distributed to the Director or, in the event of his or her death, his or her Beneficiary in accordance with the provisions of Section 7 hereof.

9.6	Governing Law; Severability. This Plan shall be construed, governed and administered in accordance with the laws of the State of Delaware. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9.7	Receipt or Release. Any payment to a Director or the Director’s Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Administrator, the Corporation and its Subsidiaries, and the Trustee with respect to benefits under this Plan. The Administrator may require such Director or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.8	Payments on Behalf of Persons Under Incapacity. In the event that any amount becomes payable under this Plan to a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Administrator, the Corporation and its Subsidiaries, and the Trustee.

9.9	No Service Commitment. Nothing contained in this Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Director from the rate in existence at any time. No Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan.

9.10

Compliance with Laws. This Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money through the deferral of compensation under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

9.11	Construction and Interpretation. It is the intent of the Corporation that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”) so that, to the extent elections are timely made, the crediting of Stock Units, the distribution of shares of Common Stock and any other event with respect to Stock Units under this Plan will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder.

This Plan shall be construed and interpreted to comply with Section 409A of the Code. The Corporation reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of the Stock Units in light of Section 409A of the Code and any regulations or other guidance promulgated thereunder.

9.12	Headings, etc. Not Part of Agreement. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

9.13	Government and Other Regulations. The obligations of the Corporation to issue or transfer and deliver shares of Common Stock with respect to Stock Units credited to Director’s Stock Unit Accounts under this Plan shall be subject to (a) the effectiveness of a registration statement under the Securities Act with respect to such issue or transfer, (b) the condition that the shares of Common Stock authorized to be issued hereunder shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of Common Stock may then be listed and (c) all other applicable laws, regulations, rules and orders which shall then be in effect.

9.14	Arbitration. All claims or controversies arising out of or in connection with this Plan, that the Corporation may have against any Director (or Beneficiary), or that any Director (or Beneficiary) may have against the Corporation or against any of its officers, directors, employees or agents acting in their capacity as such, shall be resolved through arbitration as provided in this Section 9.14. The decision of an arbitrator on any issue, dispute, claim or controversy submitted for arbitration, shall be final and binding upon the parties and that judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.

Except as otherwise provided in this procedure or by mutual agreement of the parties, any arbitration shall be conducted in Denver, Colorado before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Denver, Colorado, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of applicable law as the exclusive forum for the resolution of such dispute. The party desiring to initiate arbitration shall do so by sending written notice of an intention to arbitrate to the other party, which notice shall include a description of the nature of all claims or controversies asserted and a description of the facts upon which such claims are based. To the extent provided by applicable law, provisional injunctive relief may, but need not, be sought by either party in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Plan.

All forum costs of the arbitration (including, but not limited to, the fees and expenses of the arbitrator) shall be advanced and borne by the Corporation. The parties agree that in any proceeding with respect to such matters, the prevailing party will be entitled to recover its reasonable attorney’s fees and costs from the non-prevailing party (other than forum costs associated with the arbitration which in any event shall be paid by the Corporation.

The arbitrator shall interpret this Plan, any applicable Corporation policy or rules and regulations, any applicable substantive law (and the law of remedies, if applicable) of the state in which the claim arose or applicable federal law (any such law to be applicable only to the extent consistent with Section 9.6). In reaching his or her decision, the arbitrator shall have no authority to change or modify any lawful Corporation policy, rule or regulation, or this Plan. The arbitrator, and not any federal, state or local court or agency, shall have exclusive and broad authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Plan, including but not limited to, any claim that all or any part of this Plan is voidable.

The arbitrator shall have authority to entertain a motion to dismiss and/or motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

IN WITNESS WHEREOF, the Corporation has caused this document to be executed by its duly authorized officer effective as of April 29, 2005.

UAP HOLDING CORP.

By:	/s/ Todd A. Suko

Print Name:	Todd A. Suko

Its:	Vice President and Secretary